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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of InfoSpace.com, Inc.
Redmond, Washington

  We consent to the use in this Registration Statement (No. 333-74207) of InfoSpace.com, Inc. on Form S-1 of our report dated February 24, 1999 on the consolidated financial statements of InfoSpace.com, Inc., and subsidiary and of our report dated July 27, 1998 on the financial statements of Outpost Network, Inc., appearing in the Prospectus, which is a part of the Registration Statement, and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
March 25, 1999